                                                                EXHIBIT 10(a)(5)

                                FIFTH AMENDMENT

     FIFTH AMENDMENT, dated as of November 30, 1995 (this "Amendment"), to the Credit Agreement, dated as of December 8, 1993 (as amended prior to the date hereof and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ICF KAISER INTERNATIONAL, INC. a Delaware corporation (the "Borrower"), the lenders parties thereto (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Agent").

                                  WITNESSETH:

     WHEREAS, the Company, the Lenders and the Agent are parties to the Credit Agreement; and

     WHEREAS, the Company has requested that the Lenders and the Agent agree to amend certain provisions of the Credit Agreement, and the Lenders and the Agent are agreeable to such request upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Company, the Lenders and the Agent hereby agree as follows:

          1.   Definitions.   All terms defined in the Credit Agreement shall
have such defined meanings when used herein unless otherwise defined herein.

          2. Amendment of Subsection 7.1. (a) Subsection 7.1 of the Credit Agreement is hereby amended by deleting such subsection 7.1 in its entirety and inserting in lieu thereof the following new subsection 7.1:

     "7.1 Financial Condition Covenants.

     (a) Fixed Charge Coverage. Permit, for each of (i) the fiscal quarters ending on each of February 28, 1995 and May 31, 1995, (ii) the period of two consecutive fiscal quarters ending on August 31, 1995, (iii) the period of three consecutive fiscal quarters ending on November 30, 1995, (iv) the period, ending on the Company's new fiscal year-end of December 31, 1995, comprised of the three consecutive fiscal periods ending on November 30, 1995 and the calendar month of December, 1995, (v) the fiscal period commencing on March 1, 1995 and ending on March 31, 1996, (vi) the fiscal period commencing on June 1, 1995 and ending on June 30, 1996, (vii) the fiscal period commencing on September 1, 1995 and ending on September 30, 1996, (viii) the fiscal period commencing on December 1, 1995 and ending on December 31, 1996, and (xi) each period of four consecutive fiscal quarters ending thereafter, the ratio of (i) sum of (A) Adjusted Consolidated Net Income for such period plus (B) Consolidated Lease Expense for such period minus (C) Capital Expenditures for such period to (ii) the sum of (A) Consolidated Fixed Charges for such period plus (B) the aggregate amount of dividends paid in cash on shares of each class of preferred Capital Stock of the Borrower during such period, to be less than the ration set forth opposite such Test Period below:

                                                   Fixed Charge
                        Period Ending             Coverage Ratio
                        February 28, 1995            1.00:1.00
                        May 31, 1995                 1.00:1.00
                        August 31, 1995              1.05:1.00
                        December 31, 1995            1.10:1.00
                        March 31, 1996               1.15:1.00
                        Thereafter                   1.20:1.00


     (b) Interest Coverage. Permit, for each of (i) the fiscal quarters ending on each of February 28, 1995 and May 31, 1995, (ii) the period of two consecutive fiscal quarters ending on August 31, 1995, (iii) the period of three consecutive fiscal quarters ending on November 30, 1995, (iv) the period, ending on the Company's new fiscal year-end of December 31, 1995, comprised of the three consecutive fiscal periods ending on November 30, 1995 and the calendar month of December, 1995, (v) the fiscal period commencing on March 1, 1995 and ending on March 31, 1996, (vi) the fiscal period commencing on September 1, 1995 and ending on December 31, 1996, and (xi) each period of four consecutive fiscal quarters ending thereafter, the ratio (the "Interest Coverage Ratio") of (A) Adjusted Consolidated Net Income for such period to (B) Consolidated Interest Expense for such period, to be less than the ratio set forth opposite the last day of such period below:

                                             Interest
                Period Ending             Coverage Ratio
                February 28, 1995            1.40:1.00
                May 31, 1995                 1.45:1.00
                August 31, 1995              1.50:1.00
                December 31, 1995            1.60:1.00
                March 31, 1996               1.80:1.00
                Thereafter                   2.00:1.00

     (c) Consolidated Funded Indebtedness to Consolidated Capital Funds. Permit the ratio of Consolidated Funded Indebtedness to Consolidated Capital Funds on the last day of any fiscal quarter ending during any "Test Period" set forth below to be greater than the ratio set forth opposite such period below:

                Test Period                          Ratio

     Closing Date through May 31, 1994               .76:1.0
     June 1, 1994 through November 30, 1994          .75:1.0
     December 1, 1994 through August 31, 1995        .78:1.0
     September 1, 1995 through December 31, 1995     .77:1.0
     January 1, 1996 through March 31, 1996          .76:1.0
     Thereafter                                      .75:1.0"

          3. Interpretation. For avoidance of doubt in connection with delivery of Applicable Margin Certificates, quarterly financial reports, and certain representations and warranties, references in the Credit Agreement to the "most recently ended" fiscal quarter or period (or similar formulation) shall, after November 30, 1995 and before December 31, 1995, refer to the fiscal year period ended on such date. Financial statements will be delivered both for the fiscal quarter ended November 30, 1995, and for the fiscal year period ending December 31, 1995.

          4.   Representations; No Default.   On and as of the date hereof, and
after giving effect to this Amendment, the Company confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, provided that the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.

          5.   Conditions to Effectiveness.   This Amendment shall become
effective on and as of the date (the "Amendment Effective Date") that the Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Company, the Agent, and the Required Lenders, along with the written consent of each Subsidiary Guarantor in the form attached hereto.

          6.   Limited Amendment.   Except as expressly waived and amended
herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

          7.   Costs and Expenses.   The Company agrees to pay or reimburse the
Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, and the consummation of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

          8.   Counterparts.   This Amendment may be executed by one or more of
the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.   GOVERNING LAW.   THIS AMENDMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.